Exhibit 10.22

NOTICE OF GRANT OF NON-QUALIFIED STOCK OPTION AWARD

Energous Corporation
2014 Non-Employee Equity Compensation Plan

FOR GOOD AND VALUABLE CONSIDERATION, Energous Corporation (the “Company”) hereby grants, pursuant to the provisions of the Company’s 2014 Non-Employee Equity Compensation Plan (the “Plan”), to the Grantee designated in this Notice of Grant of Non-Qualified Stock Option Award (the “Notice”) an option to purchase the number of shares of the Common Stock of the Company set forth in the Notice (the “Shares”), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (collectively, the “Agreement”). The terms and conditions of the Plan are incorporated by reference in their entirety into this Agreement. When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable).

Grantee:	Date of Grant:
Exercise Price per Share:	Vesting Start Date:
Total Number of Option Shares:	Expiration Date:

Vesting Schedule:

All of the Option Shares initially shall be unvested shares. For so long as you remain continuously a Service Provider to the Company the Option Shares shall become vested and exercisable according to the schedule set forth below and you may exercise this Option as to any vested Shares:

Vesting Date	Number of Vested Shares

Notwithstanding the foregoing, effective upon the occurrence of a Change of Control this Option shall vest and become exercisable in full.

Exercise After Separation from Service:

Separation from Service: any non-vested portion of the Option expires immediately and any vested portion of the Option remains exercisable until one year following Grantee’s Separation from Service; provided, however, that this Option shall not be exercisable subsequent to the expiration date specified above.

In no event may this Option be exercised after the Expiration Date as provided above.

By signing below, the Grantee agrees that this Non-Qualified Stock Option Award is granted under and governed by the terms and conditions of the Company’s 2014 Non-Employee Equity Compensation Plan and the attached Terms and Conditions.

Grantee	Energous Corporation

Rex S. Jackson	Name:
Title:

Date:	Date:

TERMS AND CONDITIONS OF STOCK OPTION AWARD

1.	Grant of Option. The Stock Option Award (the “Award”) granted by Energous Corporation (the “Company”) to the Grantee specified in the Notice of Grant of Non-Qualified Stock Option Award (the “Notice”) to which these Terms and Conditions of Stock Option Award (the “Terms”) are attached, is subject to the terms and conditions of the Plan, the Notice, and these Terms. The terms and conditions of the Plan are incorporated by reference in their entirety into these Terms (the Plan is available upon request). Together, the Notice, all Exhibits to the Notice and these Terms constitute the “Agreement.” When used in this Agreement, the terms which are defined in the Plan shall have the meanings given to them in the Plan, as modified herein (if applicable). For purposes this Agreement, any reference to the Company shall include a reference to any Affiliate.

The Board has approved an award of an Options to the Grantee with respect to a number of shares of the Company’s Common Stock as set forth in the Notice, conditioned upon the Grantee’s acceptance of the provisions set forth in the Notice and these Terms within 60 days after the Notice and these Terms are presented to the Grantee for review.

The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Award to the extent necessary to fulfill this intent.

2.	Exercise of Option.

(a) Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares. Until such time as the Option has been duly exercised and Shares have been delivered, the Grantee shall not be entitled to exercise any voting rights with respect to such Shares and shall not be entitled to receive dividends or other distributions with respect thereto. The Board may, in its discretion and pursuant to its administrative authority under Section 3.1 of the Plan, (i) accelerate vesting of the Option or (ii) extend the applicable exercise period of the Option.

(b) Method of Exercise. The Grantee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

3.	Method of Payment. If the Grantee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Board may consent, in its discretion, to payment in any of the following forms, or a combination of them:

(a) cash or check;

(b) a “net exercise” under which the Company reduces the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price and any applicable withholding, or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;

(c) surrender of other shares of Common Stock owned by the Grantee which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the exercised Shares and any applicable withholding; or

(d) any other consideration that the Board deems appropriate and in compliance with applicable law.

4.	Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of the Shares upon exercise or the method of payment of consideration for those shares would constitute a violation of any applicable law, regulation or Company policy.

5.	Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

6.	Term of Option. This Option may be exercised only within the term set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

7.	Withholding.

(a) The Board shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Option Award.

(b) The Grantee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 17.3 of the Plan.

8.	Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Notice, these Terms and the Plan, and the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award. The Grantee releases and holds the Company, and its officers, directors, employees and agents, harmless from any loss or claim related to or in any way connected with the tax consequences of the Option, including without limitation the treatment of the Option under Section 409A.

9.	Regulatory Limitations on Exercises. Notwithstanding the other provisions of this Agreement, the Board shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending the exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to this Option unless and until the Board determines that such issuance complies with (i) any applicable registration requirements under the Securities Act or the Board has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.

10.	Right of First Refusal; Company Call Option. The exercise agreement by which the Option is exercised shall include a right of first refusal and call option in favor of the Company substantially similar to the terms set forth in Annex 1 to these Terms, applicable at any time prior to an Initial Public Offering.

11.	Market Stand-off Agreement. In connection with an Initial Public Offering and upon request of the Company or the underwriters managing such Initial Public Offering, the Grantee agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of an Initial Public Offering.

12.	Miscellaneous.

 (a) Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

 (b) Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms hall not operate or be construed as a waiver of any other or subsequent breach.

 (c) Entire Agreement. These Terms, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof. Any prior agreements, commitments or negotiations concerning the Award are superseded.

 (d) Binding Effect; Successors. These Terms hall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

 (e) Governing Law. The Notice and these Terms shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.

 (f) Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms.

 (g) Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms in their entirety. In the event of any conflict between the provisions of these Terms and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by the Board, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Option.

 (h) No Right to Continued Employment. Nothing in the Notice or these Terms shall confer upon the Grantee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Grantee’s employment or service at any time.

 (i) Further Assurances. The Grantee agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Board, as the case may be, to implement the provisions and purposes of the Notice and these Terms and the Plan.

(j) Confidentiality. The Grantee agrees that the terms and conditions of the Option award reflected in the Notice and these Terms are strictly confidential and, with the exception of Grantee’s counsel, tax advisor, immediate family, or as required by applicable law, have not and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Company, without prior written approval of Company. The Grantee further agrees to take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.

TERMS AND CONDITIONS OF STOCK OPTION AWARD

Annex 1

COMPANY’S RIGHT OF FIRST REFUSAL AND CALL OPTION

1.	Company’s Right of First Refusal. Shares that have previously become vested (“Vested Shares”) may not be sold or otherwise transferred by the Grantee without the Company’s prior written consent. Before any Vested Shares held by the Grantee or any permitted transferee of such Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Company and/or its assignee(s) will have a right of first refusal to purchase the Vested Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a) Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (ii) the name and address of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the number of Offered Shares to be transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares (the “Offered Price”); and (v) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Company and/or its assignee(s) pursuant to the Company’s Right of First Refusal at the Offered Price as provided for in this Exercise Agreement.

(b) Exercise of Right of First Refusal. At any time within thirty days after the date of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as specified below.

(c) Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift) the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Board. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Board, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

(d) Payment. Payment of the purchase price for the Offered Shares will be payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding purchase money indebtedness owed by the Holder to the Company (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty days after the Company’s receipt of the Notice, or, at the option of the Company and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to each Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within one hundred twenty days after the date of the Notice, (ii) any such sale or other transfer is effected in compliance with all applicable securities laws, and (iii) each Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to each Proposed Transferee within such one hundred twenty day period, then a new Notice must be given to the Company pursuant to which the Company will again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exempt Transfers. Notwithstanding anything to the contrary in this Section, the following transfers of Vested Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Vested Shares during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to a Family Member of Purchaser, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Vested Shares in the hands of such transferee or other recipient; (ii) any transfer of Vested Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Right of First Refusal will continue to apply thereafter to such Vested Shares, in which case the surviving corporation of such merger or consolidation shall succeed to the rights of the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); or (iii) any transfer of Vested Shares pursuant to the winding up and dissolution of the Company.

(g) Termination of Right of First Refusal. The Right of First Refusal will terminate as to all Shares upon an Initial Public Offering.

(h) Encumbrances on Vested Shares. Purchaser may grant a lien or security interest in, or pledge, hypothecate or encumber Vested Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Vested Shares after they are acquired by the Company and/or its assignees under this Section; and (ii) the provisions of this Section will continue to apply to such Vested Shares in the hands of such party and any transferee of such party. Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Shares that have not yet become vested.

2.	Company’s Call Option. In addition to all other restrictions and conditions applicable under the Plan, this Agreement and otherwise to Shares issued upon the exercise of the Option, Vested Shares shall be issued subject to the following terms and conditions:

(a) Call Notice. At any time during the ninety day period beginning on the date of the Grantee’s Separation from Service for any reason, the Company shall have the right and option (the “Repurchase Option”) to purchase from the Grantee or his or her heirs or personal representative, all, but not less than all, of the Vested Shares that are outstanding as of the date of Separation from Service, which right may be exercised by giving written notice of such exercise (a “Call Notice”) to the Grantee or his or her heirs or personal representative. The purchase price of such Vested Shares shall be the Fair Market Value of such Vested Shares as of the date of Separation from Service, provided that if the Separation from Service is for Cause, the purchase price for the Vested Shares shall be for the lesser of (A) the Fair Market Value of such Vested Shares as of the date of Separation from Service or (B) the purchase price paid by the Grantee to acquire such Vested Shares.

(b) Closing. The closing of a purchase of Vested Shares under this Section shall be held at the principal office of the Company on a date and time specified in the Call Notice (the “Closing Date”). The Closing Date shall in no event be more than ninety days, or less than thirty days, after the date of such Call Notice. At the closing, the Company shall deliver to the Grantee or his or her heirs or personal representative the purchase price in cash and the Grantee shall deliver to the Company (A) such instruments as the Company shall reasonably request evidencing the transfer of the Vested Shares and (B) if requested by the Company, all necessary transfer tax stamps.

(c) Legends. The Company may at any time place legends on the certificates representing Vested Shares referencing the restrictions imposed by this Agreement or require that any Vested Shares be placed in escrow.

(d) Termination of Repurchase Option. The Company’s Repurchase Option shall terminate as to all Shares for which a Closing Date has not yet occurred upon an Initial Public Offering.